Dated 15th August, 2012

2012年8月15日

DESIGN AND DEVELOPMENT OF

BEEF WHOLESALE AND DISTRIBUTION SHOP

CUM PROCESSING FACTORY

CONSULTING SERVICES AGREEMENT

设计与开发牛肉批发及分销中心暨加工厂

咨询服务合约书

Between合约双方：

Service Provider甲方 (承包方)	:	SINO AGRO FOOD, INC.

And 及

The Developer	:	GUANGZHOU YILI NAWEI TRADING CO. LTD.
乙方(开发商)		广州市一力那威贸易有限公司

Ref. No. SIAF Service

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Contents Index

内容目录

Recitals叙述		3

1.	Interpretation 合约的释义	5

2.	Commencement协议起始日	6

3.	Responsibilities of the Parties双方职责	7

4.	Sub- Contract合同转包	7

5.	Delays outside of SIAF’s control 承包方控制范围之外的延期	7

6.	Extra Costs额外费用	8

7.	Risk and Insurance风险和保险	8

8.	Warranty担保条件	9

9.	Limitation of Liability免责条款	9

10.	Developer to Indemnify买方需承担的赔偿	10

11.	Default and Termination毁约和中止合约	10

12.	Installation设备的安装	10

13.	Arbitration 仲裁	12

14.	Complete Agreement合约的完整性	12

15.	Frustration合约因意外而不能履行	13

16.	Secrecy Obligation and Condition保密责任及条件	13

17.	General一般条款	13

Appendix :	Information List1明细表一	17

	Information List 2明细表二	23

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THIS CONTRACT is made on 15th August, 2012

本合约制定于2012年8月15日

Between合约双方:

The Service Provider : SINO AGRO FOOD, INC.

Address	:	Room 3711, Block B China Shine Plaza, No. 9, Linhexi Road, Tianhe District, Guangzhou 510610, Guangdong Province (hereinafter called “SIAF”)

承包方	:	SINO AGRO FOOD, INC.

住址	：	广东省广州市天河区林和西路9号，耀中广场B座3711室，邮编510610 (以下简称为承包方）

And及

The Developer ：	Guangzhou Yili Nawei Trading Co. Ltd. (Legal representative: Mr. Zhou Jianfeng)

Address	:	A207 Store, Self-edit Frozen Area, No. 458 Hainan Chigang Xiyue, Liwan District, Guangzhou City, Guangdong Province (hereinafter collectively referred to as “the Developer”)

开发商	:	广州市一力那威贸易有限公司（法定代表人：周建峰）

地址	：	广州市荔湾区海南赤岗西约458号自编冻品区A207铺 (以下统一简称为开发商）

Recitals叙述

1.	SIAF possesses the experience and know-how to design and construct food storage and distribution facilities and to provide related management services thereto.

承包方是拥有经验并掌握技术建造食品储存及分销设施，以及提供相关的运作管理服务。

2.	The Developer is engaged in food related wholesale and distribution business in China.

开发商在中国进行各种食品批发及分销经营活动。

3.	SIAF and the Developer are hereinafter collectively referred to as “the Parties”.

承包方及开发商以下简称为双方。

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4.	The Parties hereto agree to construct and develop a Beef Wholesale and Distribution Shop cum Processing Factory at A217-223 Store, Self-edit Frozen Area, No. 458 Hainan Chigang Xiyue, Li Wan District, Guangzhou City, Guangdong Province.

双方同意利用该技术及系统，在广东省广州市荔湾区海南赤岗西约458号自编冻品区A217-223铺，建造及发展牛肉批发及分销中心暨加工厂。

The description of the development project is summarized as follow:

项目发展描述概括如下：

Name of the Project :	Guangzhou City Beef Wholesale and Distribution Shop cum Processing Factory

项目名称：广州市牛肉批发及分销中心暨加工厂

Location of the Project:	A217-223 Store, Self-edit Frozen Area, No. 458 Hainan Chigang Xiyue, Li Wan District, Guangzhou City, Guangdong Province.

项目地点：广东省广州市荔湾区海南赤岗西约458号自编冻品区A217-223铺。

Development Components of the Project:	More particularly set out in the Information List 2 as attached hereto.

项目发展组成部分：请参阅附上的明细表二。

Development Schedule of the Project:	More particularly set out in Information List 2 as attached hereto.

项目发展计划：请参阅所附上的明细表二。

5.	The Parties agree to apply to the China Authorities to form a sino foreign joint venture company (hereinafter called “SFJVC”) to develop the Project soon after the execution of this Agreement, and prior to the official approval of the SFJVC, the Developer shall will be responsible to provide funding for the development needs of the Project, and such, upon the official establishment of the SFJVC, the Parties agree to transfer this Agreement to the SFJVC, and the SFJVC will be responsible to fund the required development capital needs of the Project.

双方同意在本合同签定后，即向相关部门申请成立中外合资公司（以下简称合营公司），以发展该项目。在合营公司被正式批准成立之前，开发商负责提供项目发展所需要的资金。一旦合营公司正式成立，双方同意将本协议转让给合营公司，由合营公司负责提供项目发展所需要的资金。

6.	The Parties further agree that after the official formation of the SFJVC, the SFJVC will reimburse the Developer for the amounts paid by the Developer on the Project prior to its official formation.

双方还同意，合营公司正式成立后将如数偿还开发商之前提供给该项目的发展资金。

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7.	The Parties hereto also agree that SIAF or a company within its group of companies shall acquire up to 75% equity in the SFJVC after the official formation thereof.

双方还同意，承包方或其公司集团的公司应在合营公司正式成立后取得合营公司75％顶限的股权。

8.	SIAF shall be providing consulting and technical services to the Developer for the design and development of the Beef Wholesale and Distribution Shop cum Processing Factory, prior to the official formation of the SFJVC for the development of the Project.

在合营公司正式成立之前，承包方负责向开发商提供咨询和技术服务，以设计和开发牛肉批发及分销中心暨加工厂。

9.	The Developer agrees to secure SIAF’s services and SIAF agrees to provide the services on the Project in accordance to terms and conditions herein set forth.

开发商同意对承包方的技术保密，承包方同意根据以下条款及条件向该项目提供服务。

NOW THE PARTIES AGREE AS FOLLOWS:

以下是双方达成的共识：

1．	INTERPRETATION 合约的释义

In this Agreement the following definitions shall apply:

此合约应该遵从以下的规定：

“Commencement Date”	means the date on which this Agreement is duly executed;

“合同开始生效日”	指本合约完全执行日。

“Intellectual Property”	includes but is not limited to the technology, copyrights, processes, know-how, designs, operations manuals, specifications of equipment and descriptions of operating principles and technology or other like rights;

“技术产权”	包括（但不局限于）：技术、版权、操作程序、专业技巧、设计、操作指南、设备规格、，和操作规则和技术说明和其它的权利。

“manufacture”	includes constructs, assemble, produce or otherwise prepare for commercial use or exploitation;

“制造加工”	包括建筑、组装、生产或其它商业用途准备和开发。

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“processes”	includes technologies, products, devices, processes or techniques;

“生产”	包括生产技术、产品、装置、运行和技巧。

“product”	means the products and /or processes which incorporate the use of the intellectual Property;

“产品”	是指技术产品和/或指此技术产权所设及利用的技术操作过程。

A reference to persons shall include corporations; words including singular number shall include plural number and vice versa; words including a gender shall include all other genders.

在法人的参考中包括公司，词句中单数数字将包括复数数字和反之亦然。词句中的性别也包括其它的性别。

A reference in this Agreement to a statute or a section of a statute includes all amendments to that statute or a section passed in substitution for incorporating any of its provisions.

本协议参考的法规或法规部份，包括所有对法规或法规部份的修改，通过替代，都是列入本协议的任何的条款。

Except for the purpose of identification, headings and underlines have been inserted in this Agreement for the Purpose of Guidance only and shall not be part of this Agreement.

己被插入的标题证明和下划线的，在本合约的目的只是作为索引，同时不会作为本合约的其中内容部份。

Recitals and the “Information” attached hereto shall be regarded as part of this Agreement.

叙述及所附上的明细表是作为协议的其中一部份。

2.	COMMENCEMENT 起始日

The time for commencement of the Parties’ contractual obligations pursuant to this Agreement occurs on the date of execution of this Agreement by the parties hereto.

双方开始本协议义务的日期，从双方开始执行本协议的日期开始。

The development period for the Project shall be twelve (12) months from 15th August 2012 to 15th July 2013.

项目的发展的期限为12个月，从2012年8月15日至2013年7月15日。

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3.	RESPONSIBILITIES OF THE PARTIES双方职责

3.1	The Developer will make payments to SIAF or to its designated agents in United States Dollars or Renminbi at Hong Kong and/or China in such manner and at such other place as may be agreed between the parties, for work done and provided by SIAF in accordance with the terms and conditions described in Item 4 of the Information List set forth herein.

承包方依照后面所附明细表第四条的要求及条件完成或提供的工作, 开发商将在香港/中国大陆，或者任何其它双方协议的地点, 以美金/人民币, 或者其它双方协议的方式支付.

3.2	SIAF will carry out and provide the services to the Developer in accordance with the scope of works as described in Item 2 of the Information List set forth herein.

承包方应按照后面所附明细表一第二条，以及明细表二的描述执行工作及提供服务.

3.3	Time shall be of the essence with respect to all payments.

所有付款必须遵守时间规定.

4.	SUB-CONTRACT合同转包

SIAF will have the right to contract with any person for the performance of the whole or any part of the construction work, supplies of parts and components for the construction and/or assembling of the Beef Wholesale and Distribution Shop cum Processing Factory’s plants and equipment as contained in this Agreement.

承包方保留将全部或部分建筑工程承包给任何人，向任何人采购建筑材料，把合同包含的牛肉批发及分销中心暨加工厂设备安装项目承包给任何人的权利。

5.	DELAYS OUTSIDE OF SIAF’s CONTROL承包方控制范围之外的延期

5.1	Times for completion of the Contractor’s contractual obligations are given as accurately as possible but are not warranted and are subject to extension to allow for delay caused by：

承包方完成合约责任的时间尽可能的准确，但并不是保证，和取决于承包方因以下原因导致的延期：

(a)	War, civil commotion, legislation, strikes, lock outs, break downs, delays in transport, fire and flood;

战争、内乱、法令禁止、罢工、禁止入厂、合工中止、运输延迟、火灾、洪荒。

(b)	Unavailability of raw materials, disruption and supply of water and electricity or any other cause whatsoever beyond the control of SIAF.

没有原材料供应、水源或电源中断或其它任何承包方不能控制的原因。

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5.2	SIAF shall not be responsible or under any liability for failure to complete its contractual obligations within any time specified in this Contract due to any of the events referred to in Clause 5.1 hereof , including liability in respect of any consequential economic loss or damage.

因本协议5.1条所述事项而不能完成合约义务，承包方不负有任何责任，包括任何由此产生的经济损失或损伤的责任。

6.	EXTRA COSTS 额外费用

6.1	If SIAF incurs any extra costs as a result of any delays arising out of the circumstances defined in clause 5.1 or interruptions or suspension of work due to the Developer’s instructions or failure to give instructions, SIAF shall be entitled to increase the Contract Price by the amount of any such extra costs so caused calculated on a basis as close as possible to that used to arrive at the Contract Price.

如果是因为合同5.1条所述事项造成延误，或者因为开发商的错误指示或未能及时做出指示而造成工作的耽搁，由此产生的额外费用，承包方有权把这部分费用增加到合同价中。此附加成本的计算上，依据尽可能接近原本合同价为基础。

6.2	Should any material supplied by the Developer for use in carrying out the scope of work is defective or unsuitable in any way, the Developer will pay to SIAF in addition to the Contract Price the costs of all extra work carried out and materials supplied by the SIAF to overcome such defect.

如果任何由开发商提供并应用于本协议执行工作范围的材料，出现瑕疵和不合适情况下，开发商将付给承包方除合同价格之外所有额外执行工作和材料的费用去克服出现的问题。

6.3	Except as otherwise stated in this Agreement, packing of equipment or part comprising the scope of work shall be suitable for shipment of the same by shipping container from Australia, European countries, Hong Kong or any other countries to the Site and will be effected in accordance with SIAF’s or its suppliers’ standard practices, the cost of which is included in the Contract price. Insofar as any packing that does not conform to SIAF’s standard practice required for the purposes of the Contract and the cost of which is in excess of the cost of SIAF’s standard practices, the excess shall be borne by the Developer.

除非合同另有说明，本合同工程所涉及的设备或配件的包装应适应从澳大利亚、欧洲国家、香港或其它任何国家到工程所在地的集装箱运输，并且应与承包方或其供应商惯用标准相一致，包装成本已经包含在合同价格中。如果上述包装有任何不符合承包方惯用标准的，而且成本超出承包方惯用标准成本的，超出的部分由开发商承担。

7.	RISK AND INSURANCE 风险和保险

7.1	The Developer shall insure the full invoiced value of all equipment, parts or materials shipped pursuant to this Agreement against damage or loss in transit. If any of the said equipment, parts or materials are damaged or lost in the course of shipment, SIAF shall be under no liability whatsoever in respect of such damage or loss.

开发商有责任为本合约的设备、配件和材料的运输过程购买全额保险。如果上述的设备、配件和材料在运输过程中损坏或丢失，承包方不承担责任。

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7.2	The Developer shall take out a public liability policy with a reputable insurer approved by SIAF in the name of both the Developer and SIAF providing each of them with indemnity in the amount of US$10,000,000.00 in respect of all and any liability, including to each other and any third party, arising out of and/or in connection with that portion of the scope of work which takes place on the Developer’s premises including the Site.

开发商要以双方的名义与经承包方认可的有信誉的保险公司签订保障金额为美金$10,000,000.00元的公共责任保险契约, 对任何一方或任何第三方在因合约的项目在开发商的物业或施工现场范围内发生的意外事故加以保障。

7.3	All equipment, parts and material being constituents of the scope of work delivered to the Site or other premises nominated by the Developer shall be at the risk of the Developer from the time of their dispatch to the Developer from the premises of SIAF or its suppliers as the case may be.

所有本工程设及的设备、配件、材料，由开发商指定发送至工地或其它物业，从上述设备、配件、和材料从承包方或其供应商向开发商发货时间开始，所有上述货物的风险由开发商承担。

7.4	SIAF shall be under no obligation to insure the equipment, parts or materials being constituents of the scope of work.

承包方对本工程涉及的设备、配件、材料不承担保险责任。

8.	WARRANTY 担保条件

SIAF agrees to warrant the quality of equipment supplied comprising the scope of work referred herein that:

承包方同意保证其为相关工程范围提供的，此合同规定的设备的质量，保证如下：

(a)	on delivery will be new and unused;

全新交货；

(b)	will be of good and merchantable quality;

完好的和符合买卖条件的质量；

(c)	will comply with the description of the equipment referred herein; and

符合此合同对设备规格的规定

(d)	will be free from defects and materials and installation of work.

保证材料和安装工艺无缺陷。

9.	LIMITATION OF LIABILITY免责条款

Save as expressly provided for in this Agreement, SIAF shall not be liable to the Developer or its servants or agents or contractors for any direct, indirect, incidental or consequential damages of any nature howsoever caused (whether based on tort or contract or otherwise) including but not limited to loss of profits, loss of production, loss of sales opportunity or business reputation, direct or indirect labour costs and overhead expenses and damage to equipment or property or any other claim whatsoever arising directly or indirectly out of or in any way attributable to the execution and performance of the Contract.

本协议明确规定，承包方无须负责因开发商或其雇员、代理商或承包商直接或间接所造成之任何性质的损失（无论是民事侵权行为、契约，或其它原因），损失包含并非限于盈利损失、生产损失、业务损失、或商誉损失，直接或间接的工资成本损失，及管理费用及设备及财产之破坏及因施工，或执行本合同所旨起的直接或间接的任何赔偿损失。

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10.	THE DEVELOPER TO INDEMNIFY 开发商需承担的赔偿

The Developer shall has a separate and distinct obligation indemnify SIAF its servants and agents and at all times, keep SIAF, its servants and agents indemnified against all actions, proceedings and claims whatsoever brought against SIAF, its servants or agents in relation to any injury, loss of life or damage to any property or financial other consequential loss for and in respect of any loss injury expense or damage howsoever caused or arising from any cause whatsoever arising directly or indirectly out of or in any way attributable or incidental to the execution or performance of this Agreement.

承包方的工人和 其代理商因履行该合约而直接或间接造成或导致的工伤、意外、人命损失或财产损失或其它导致到的经济损失，而产生对 其供应方工人和其承包商或代理商被入禀控告或索赔，开发商都应有不可推缷的责任赔偿给承包方。

11.	DEFAULT AND TERMINATION 毁约和中止合约

Ground of Termination 中止合约的理由

11.1	Should the Developer make default in payment of any amount due to SIAF or in carrying out any other obligation on the Developer’s part under this Agreement, SIAF shall be entitled to give the Developer written notice of such default requiring the Developer to remedy the same within seven (7) days of service of such notice, and should the Developer fail to remedy its default, SIAF may if it so elects terminate this Agreement forthwith or waive the Developer’s default upon the condition that in consideration thereof the Developer shall make payment to SIAF forthwith by way of liquidated damages the difference between the amount paid by the Developer to the date of default and the total of all SIAF’s invoices to the date of default unpaid by the Developer plus interest at the rate of 10% per annum on amounts comprising such difference for the periods that they remain unpaid from date of invoice.

承包方的应收账到期，如果开发商违约未付，承包方应出一份书面通知，开发商七天之内仍未付款，则承包方有权选择以下行中止本合约，或如果开发商承诺付清账目，承包方可酌情不追究开发商的违规行为，但开发商应支付于承包方尚未付的数额，以及该数额的10%年利率作为赔偿金，从承包方的应收账到期开始计算，直到开发商付清账目。

11.2	Upon termination of this Agreement for any reason whatsoever, the Developer shall not be relieved of its obligation to pay all amounts owed by it to SIAF or any account whatsoever.

在合约中止后，开发商仍然不可推卸责任，应向承包方付清所有本协议涉及的欠款。

12.	INSTALLATION 设备的安装

(a)	The scope of work requires SIAF to perform the fitting out or commissioning of equipment or parts;

此项规定：承包方需要执行合约项目中所有的安装或设备和配件的测试工作。

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(b)	The Developer will provide SIAF with suitable access to the Site at all times necessary and convenient to SIAF for the purpose of this Agreement;

安装过程中，开发商必须向承包方在所有必须时间提供适当方法方便出入工地。

(c)	The Developer will provide at its cost suitable accommodation and transportation for SIAF’s servants, agents, subcontractors or employees;

开发商要向承包方的工人、代理人、合同商和雇员提供相应的住房和交通。

(d)	The Developer undertakers that its servants, agents and subcontractors carrying out or involved in the scope of work will at all times promptly give effect to SIAF’s directions and requests relating to the same;

在项目进行中,开发商必须保证其工人、代理人或合同商必须按承包方的指示和要求迅速做出反应。

(e)	The Developer will provide suitable on site storage facilities of equipment and parts to be installed and materials to be used under this Agreement;

开发商必须提供合适的储藏库设施来存放备用的设备配件和材料。

(f)	The Developer will provide electrical power and water supply so that construction and installation of the Beef Wholesale and Distribution Shop cum Processing Factory can be carried out continuously;

开发商必须提供电源和水源，以保证牛肉批发及分销中心暨加工厂工程的顺利持续进行。

(g)	The Developer will integrate SIAF’s construction and installation work at the Site as depicted and defined in the scope of work so as to facilitate supply and installation by SIAF of the equipment parts and materials. If for any reason beyond the control of SIAF, including the Developer’s default or issue of a variation instructions, installation of the Beef Wholesale and Distribution Shop cum Processing Factory cannot proceed without additional cost to SIAF and/or delay in the completion of the Beef Wholesale and Distribution Shop cum Processing Factory occurs, the Developer will pay to SIAF such amount in addition to the Contract Price as are required to compensate SIAF for such additional cost and/or delay calculated on a basis as similar as possible to that used by SIAF to calculate its costs of manufacture, supply or supervision of installation, including all additional costs for equipment, parts and material and expense in unloading or placing into storage equipment, parts and materials to be used in connection with or comprising the scope of work and any idle time of SIAF’s employees or subcontractors resulting from such delay;

开发商必须按时订量按即定的施工范围进行前期的建设，以便承包方的设备供应得以安装。如果因为任何承包方无法控制的原因包括开发商的违约或更改指示，而导致增加成本或延误完工期，开发商必须补偿承包方有关的费用，承包方将按成本价计算有关的费用，包括制造成本、供销成本、安装的监督管理、设备、零配件和物料，装缷和储存成本，以及误工费。

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(h)	if any of SIAF’s employees or subcontractors are required to work overtime or his normal work is interrupted as a result of the action, instructions or the failure to give instruction by the Developer, the Developer will pay to SIAF in addition to the Contract Price the additional costs of such overtime or interrupted work calculated on a basis as similar as possible as that used to calculate the cost of labour supervision of installation comprised in the Contract Price;

如果任何承包方的雇员或合同商需要超时工作或其正常工作时间因开发商未能及时给出指示而中断，开发商要额外向承包方给付因其人员超时工作的工资费用，按劳动监管部门规定的安装劳动工资标准计算。

(i)	SIAF shall be under no liability for the correctness or suitability of any site works, foundations or piles buildings or structures constructed by any other person and the Developer shall be deemed to warrant the correctness and suitability for the purposes of the scope of work

承包方对施工地点，施工基地、建筑群安排或其它承包商承建的建筑物不承担责任，开发商必须保证以上提及的各项因素适合合同项目的实施。

13.	ARBITRATION 仲裁

If at any time any question, dispute or difference whatsoever shall arise between SIAF and the Developer upon, in relation, or in connection with the Contract or the performance thereof, either party may give to the other notice in writing of the existence of such question, dispute or difference and the same shall be referred to the arbitration before a person to be mutually agreed upon, or failing such agreement within fourteen (14) days of receipt of such notice, before a person appointed by the President, for the time being, of the Institute of Engineers China, Guangzhou Branch. The submissions shall be deemed to be a submission to arbitration within the meaning of the Commercial Arbitration Act China or any statutory modification or re- enactment thereof.

无论何时因任何问题，双方因合约内容或合约执行过程中产生争议或意见相佐，任何一方发现问题，即以书面形式通知另一方。在双方经协商仍未达成共识，应在对方接到通知后第14天后应将分歧交给中国工程师学会广州分会会长，所委任的人根据中国仲裁法律进行仲裁。

14.	COMPLETE AGREEMENT合约的完整性

The terms and conditions of this Agreement shall constitute the sole contract between SIAF and the Developer and the same shall not be varied or added to in any way whatsoever nor shall any purported variation or addition whether before or after the date hereof, have any legal effect unless agreed to in writing by both parties.

构成本合约的所有条款，应被视为双方基本的合约，任何更改必须要经过双方的书面同意。

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15.	FRUSTRATION 合约因意外而不能履行

Whilst SIAF will use its best endeavour to fulfill its contractual obligations hereunder, if this Contract shall become impossible to perform through no fault of SIAF or shall be otherwise frustrated, the Developer shall be liable to pay to SIAF all costs which SIAF, its suppliers or subcontractors have incurred directly or indirectly or for which SIAF is liable under this Agreement at the time of impossibility of performance, or frustration provided that SIAF shall not require payment for any standard parts or materials which SIAF may be able to sue at the time any other contract then current. Any prepayments which may have been made to SIAF under this Agreement shall be applied towards satisfaction of such sum as may become due to SIAF under this provision, and the excess (if any) of such prepayments will be refunded to the Developer.

承包方应竭尽所能的去履行本合约的责任和义务，如果本协议因为非承包方的错失导致不可能实施，开发商有义务卖方付清在合约失效前，承包方或其供应商、合同商按合约已经履行的直接或间接的工作或设备物料费用。如果物料属于标准件能继续流通，承包方可收回并应用于其它合同，开发商则不需付此类物料费用。所有的开发商按合同支出的预付款，减去对承包方的欠款，余额应退还给开发商。

16.	SECRECY OBLIGATION AND CONDITION 保密责任及条件

All information and technical date relating to the intellectual property disclosed by SIAF to the Developer (“Confidential information”) shall be used by the Developer and its successors as owners or operators of the Beef Wholesale and Distribution Shop cum Processing Factory for this and no other purpose. The Developer and its successors will keep the all such information confidential. The Developer and its successors will use the confidential information exclusively for the operation and maintenance of the Beef Wholesale and Distribution Shop cum Processing Factory. The Developer will take all reasonable steps to prevent unauthorized use of the Confidential Information by its personnel or by third parties.

本协议涉及到的所有的信息和技术都受知识产权保护，所有从承包方得到的,开发商或其承接方或牛肉批发及分销中心暨加工厂的操作人员的传递过程都以“机密资料”的行式被应用，开发商和承接方只可以将“机密资料”应用于操作或维护牛肉批发及分销中心暨加工厂的设备。开发商有义务避免未被授权的第三方或个人使用或复制所有上述“机密资料”

17.	GENERAL 一般条款

(a)  Waiver 违规豁免

Any waiver or forbearance in regard to the performance of this Agreement shall operate only if in writing and shall apply only to the specified instance and shall not affect the existence and continued applicability of the terms of it thereafter.

任何本合约涉及到的豁免款或延期付款，必须以书面形式允许在因特定事件下才能实行，但此行为不能影响到本合约条款的本意和持续执行性。

(b)  Entire Agreement 完整的合约

This Agreement embodies all the terms binding between the parties and replaces all previous representations or proposals not embodied herein.

本合约包含所有约束双方的条款，并取代不包含在该合约的此前的陈述或建议。

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(c)  Applicable Law 所遵循的法律

This Agreement shall be read and construed according to the laws of China and the parties submit to the jurisdiction of the laws of China.

本合约所有内容都应依从中国的法律来阅读和理解，合约双方应遵从此法律的裁判。

(d)  Amendments 更改

This Agreement may not be varied except in writing signed by the parties.

本合约没有双方书面签字认可的情况下不可以随意变迁。

(e)  Severability 可行性

If any provision of this Agreement is held by a court to be unlawful, neither the legality, validity or enforceability of the remaining provisions hereof, nor the legality, validity or enforceability of such provision shall in any way be affected or impaired thereby.

如果合约中任何一条被法院认定为非法的, 其余条款本不受影响。

(f) Notices 通知

All notices shall be in writing and shall be given by anyone of the following means:

所有通知应为书面通知，并可以通过以下任何方式发出：

(i)	by delivering to the address of the party on a business day during normal business hours;

在工作日工作时间，送至对方公司地址

(ii)	by sending it to the address of the party on a business day during normal business hours;

在工作日工作时间内，邮寄至对方公司地址

(iii)	by sending it by email or facsimile transmission to the telex number or facsimile of the party

通过电邮、传真、电报通知对方。

SINO AGRO FOOD, INC. 承包方

Address地址 :	Room 3711, Block B China Shine Plaza, No.9, Linhexi Road, Tianhe District, Guangzhou (510610), the People’s Republic of China

中华人民共和国，广州市天河区林和西路9号，耀中广场B 座3711室，邮编51061

Legal Representative法定代表人：Solomon Lee (E4010069 Australian Passport)

Telephone 电话： 86-20-22057860

Facsimile 传真 : 86-20-22057863

The Developer开发商 :	Guangzhou Yili Nawei Trading Co. Ltd. (Legal representative : Mr. Zhou Jianfeng)

广州市一力那威贸易有限公司（法定代表人：周建峰）

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Address地址 :	A207 Store, Self-edit Frozen Area, No. 458 Hainan Chigang Xiyue, Liwan District, Guangzhou City, Guangdong Province

广州市荔湾区海南赤岗西约458号自编冻品区A207铺

Telephone电话 :	86-13719035899

(g)  Further Agreement 补充协议

Each party shall execute such agreements, deeds and document and do or cause to be executed or done all such acts and things as shall be necessary to give effect to this Agreement.

各方应切实执行本合约的各项条款规定，并尽力推行本协议的生效和实施。

(h)  Charges 费用

All stamp duties and governmental charges arising out of or incidental to this Agreement shall be paid by the Parties collectively.

在本协议产生的杂费或额外费用包括印花税和政府征费，由双方共同承担。

(i)  Drawings and Plans 图测

All SIAF’s drawings, designs and specifications relating to the Beef Wholesale and Distribution Shop cum Processing Factory are and shall remain SIAF’s properties, the Developer will not part with possession of the same, disclose to any other person any part of the contents thereof nor allow any part of the same to be copied without SIAF’s prior written consent.

承包方所有和牛肉批发及分销中心暨加工厂有关的图测、设计、和使用说明书都被视为承包方的财产，开发商不能分享。没有承包方事先的书面允许，开发商不可以将上述任何内容复制或透露给第三方。

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EXECUTED UNCONDITIONALLY by the parties:

合约双方同意无条件执行合约，并签字做实:

THE COMMON SEAL of SINO AGRO FOOD, INC.

was hereunto affixed in the presence of

承包方印章

代表签名：

(Solomon Lee)

Date: 15th August, 2012

日期：2012年8月15日

SIGNED BY: GUANGZHOU YILI NAWEI TRADING CO. LTD.,

represented by Mr. Zhou Jianfeng

开发商印章

法定代表人：周建峰签名：

Date: 15th August, 2012

日期：2012年8月15日

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“Information List 1”

明细表一

Item #	Item names 名称	Description 描述
1	The Project 项目	Guangzhou City Beef Wholesale and Distribution Shop cum Processing Factory 广州市牛肉批发及分销中心暨加工厂 (hereinafter called “Beef Wholesale and Distribution Shop cum Processing Factory”) (以下简称为牛肉批发及分销中心暨加工厂)

2	Scope of Work

工作范围

2.1	Project design, construction and management 工程设计、建造及管理

Provision of concept designs, engineering analysis, determination of systems, civil and other engineering designs and drawings and lay-out design for the Beef Wholesale and Distribution Shop cum Processing Factory, the designs for office, staffs quarters, dry storeroom, which shall include the following components :

提供概念设计, 工程分析, 系统确定, 施工工程设计及牛肉批发及分销中心暨加工厂工程图设计，办公室、员工宿舍、干储存室，包含下列的组件：

1. To construct and fit out two refrigeration units; a deep freezer of capacity measuring at no less than 500 m³, a cold room with capacity of no less than 100 m³.

建造和装配三个制冷机组; 一座不低于500立方米的深度冷冻制冷机，及一座不低于100立方米的冷藏室。

2. To renovate and fit out a frozen and fresh beef wholesaling shop on an area of no less than 50 m².

翻新及装配面积不小于50平方米的冷冻牛肉批发店。

3. To construct and fit out a processing factory on an area of about 120 m² that will have the capacity to process value added beef, including processing and repackaging of fresh and frozen beef products etc.

建造和装配一座面积约120平方米，能处理加工牛肉，包括加工和重新包装冰冻和鲜牛肉产品等的加工厂。

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4. To renovate and fit out an administration office on about 100 m² area
翻新和装配约100平方米的办公室。

5. To renovate and fit staff quarters for up to 12 workers.
翻新和装配能容纳多达12名工人的员工宿舍。

6. To construct dry stored rooms.
构建干存储室。

7. To develop and establish a kitchen and dining room and related facilities similar to a restaurant as a reception facility to cater for up to 100 buyers at a time on the 2nd floor of the site.
在项目地点的三楼建设一个厨房和饭厅，及相关类似餐馆设施的接待处，以便同一时间接待至100名买家。

2.1.1	Installation Supervision 设备安装监督	8. To establish a logistic service for delivery of incoming and outgoing goods of the shop. 建立批发及分销中心进出货物交付的物流设施

9. All other related items of developments.
所有其他相关的项目与发展。

2.1.2	Commissioning Supervision, Beef Wholesale and Distribution Shop cum Processing Factory Management 启动监管, 牛肉批发及分销中心暨加工厂管理

Supervise the installation of all plants and equipment of the Beef Wholesale and Distribution Shop cum Processing Factory. Supervise the commissioning of the Beef Wholesale and Distribution Shop cum Processing Factory and related facilities.

监管牛肉批发及分销中心暨加工厂设备的安装。监管牛肉批发及分销中心暨加工厂及相关装备的启动。

2.2	Supply of plants and equipment 设备供应	To provide related management and personnel training service for the Beef Wholesale and Distribution Shop cum Processing Factory’s operation, and to supervise the Beef Wholesale and Distribution Shop cum Processing Factory’s operation until such time, workers are fully trained to manage the operation of the Beef Wholesale and Distribution Shop cum Processing Factory.
为牛肉批发及分销中心暨加工厂提供相关管理及职员培训服务,并监督牛肉批发及分销中心暨加工厂运作直至工作人员完全掌握工作流程。

To supply the plants, equipment, parts and components required.
供应设备、配件.

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3	Project Site 项目地点	A217-223 Store, Self-edit Frozen Area, No. 458 Hainan Chigang Xiyue, Li Wan District, Guangzhou City, Guangdong Province. 在广东省广州市荔湾区海南赤岗西约458号自编冻品区A217-223铺

4	The Contract Price 合同价格	Total: US$3,702,889 (United States Dollars Three Million Seven Hundred and Two Thousand Eight Hundred and Eighty Nine), more particularly described in Information List 2. 合计 3百70万2千8百89美金, 详尽于明细表二。

Exchange Rate : US$1 = RMB6.3
汇率：1美元 = 6.3人民币

4.1	Airfare, accommodation, lodging and out of pocket expenses 机票、餐费、住宿及现金支出	这些费用项目不包含于以上金额，将由开发商根据当时实际支出支付。机票费用以澳大利亚/中国机票商务舱价格为基准。

4.2	Notes to the charges 费用备注	All figures quoted hereof are in round figures for present calculation purpose, and actual figures will be billed in accordance with SIAF’s invoices, but in any case the actual total charges will be capped within a tolerance +/- 10%.

此处引用的便于目前计算的数据皆保留整数，实际金额根据承包方的发票支付，但任何情况下实际金额的浮动幅度应该限于正负10％的范围内。

5	Payment terms
付款方式

5.1	Payments 付款	All payments are payable within 60 days from date of invoices issued. 后续款项应于发票开具日期起60天内支付。

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5.2	Payments converted to Equity in SFJVC 付款转换为合营公司的股权

All payments due and payable shall be kept as a reserved fund for the purpose of converting the same to equity in the SFJVC to be acquired by SIAF or its related company.

所有到期应付的款项，将保留作为承包方或其公司集团的公司，支付收购合营公司的股权。

6	Other conditions of the referred relevant Management 所提及的管理相关的其它情况

6.1	Related to the Project and Engineering Management 关于项目及工程管理	The Developer agrees that SIAF shall undertake and carry out on behalf of the Developer the following activities: 开发商同意承包方代表开发商承担及执行以下活动

6.1.1

To approve on the lay-out plan of the project land, all drawings and designs of the buildings and all aspect of engineering and technologies applied for the construction of the Beef Wholesale and Distribution Shop cum Processing Factory.

负责审批项目场地安排，图纸设计，以及应用于各个环节及牛肉批发及分销中心暨加工厂建设的工程技术。

6.1.2

To evaluate work of the sub-contractors, tradesmen, quotes and tenders and make recommendation to the Developer to allow the Developer to enter into suitable contracts (if necessary).

评价转承包商，销售商，报价投标，以及像开发商进行推荐，使开发商能签订合适的合同（如需要）

6.1.3		To make recommendation to the Developer for the dismissal and control over building and supplying agents or individual contractors. 为开发商提出建议是否采用及如何掌控建筑、供应代理，或个体承包商。

6.1.4

To procure the services of external experts, consultants to provide technical, design, legal, and other professional and advisory services as may be appropriate in relation to the construction and development of the Beef Wholesale and Distribution Shop cum Processing Factory and related facilities.

获取外部专家、顾问的服务，提供与牛肉批发及分销中心暨加工厂和相关设施建设发展有关的技术、设计、法律以及其它专业和咨询服务。

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6.1.5		To make recommendation to the Developer for the dismissal of incompetent advisers, superintendents and engineers. 向开发商建议解雇不合适的顾问，管理者或工程师。

6.2	Related to the Beef Wholesale and Distribution Shop cum Processing Factory and its Management 关于牛肉批发及分销中心暨加工厂及其管理

The Developer agrees that SIAF shall be entitled to and empowered to exercise all powers, authorities and discretions in relation to the management of the activities referred below:

开发商同意， 承包方在以下活动的管理方面具有所有的权力及决定权：

6.2.1		All the lay-out plans of the plants and equipment in and of the Beef Wholesale and Distribution Shop cum Processing Factory. 牛肉批发及分销中心暨加工厂及其所属设备的布置安排。

6.2.2		To source for and the use of all material that will be needed for the operation of the Beef Wholesale and Distribution Shop cum Processing Factory. 寻找及利用牛肉批发及分销中心暨加工厂运营及生产所需的原料。

6.2.3		The training of Beef Wholesale and Distribution Shop cum Processing Factory operators and staffs thereof. 牛肉批发及分销中心暨加工厂工人及员工培训。

6.2.4

The appointment of maintenance and service contractors for the service and maintenance of plants and equipment of the Beef Wholesale and Distribution Shop cum Processing Factory.

指定牛肉批发及分销中心暨加工厂设备服务维修代理商。

6.2.5

The day to day management of the operation of the Beef Wholesale and Distribution Shop cum Processing Factory until such time the management will be able to operate the Beef Wholesale and Distribution Shop cum Processing Factory by themselves.

牛肉批发及分销中心暨加工厂日常运营管理，直至管理人员能够独立操作。

6.2.6		To accept quotes and tenders for on behalf of the Developer. 代表开发商接受报价或投标。

6.2.7

The appointment and dismissal of services from experts, consultants and other professional as may be appropriate in relation to the operation of the Beef Wholesale and Distribution Shop cum Processing Factory.

委任专家、顾问以及其它与牛肉批发及分销中心暨加工厂运营相关的专业人员。

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6.3.	Related to the technology 关于技术

SIAF shall provide the Developer with the necessary technology, processes, know-how, designs, operation manuals, specification of equipment and description of operation principles and technology.

承包方应向开发商提供相关技术、过程、专门知识、设计、操作指南、设备说明书以及操作原则及技术的描述。

SIAF shall provide the Developer with technical support by way of the Developer appointing SIAF as the manager.

通过开发商任命承包方管理所述牛肉批发及分销中心暨加工厂,以便承包方向开发商提供技术支持。

The Developer shall permit SIAF to inspect the Beef Wholesale and Distribution Shop cum Processing Factory and other related facilities in the Beef Wholesale and Distribution Shop cum Processing Factory from time to time to ensure that the related plants and equipment are being serviced and maintained regularly.

开发商同意承包方定时检查牛肉批发及分销中心暨加工厂及其它相关设备。

The Developer shall keep confidential all information and technical data disclosed by SIAF to the Developer, provided that the Developer shall the right to disclose such information to its employees in so far as it is necessary for them to know the information, and the Developer shall not use any of the SIAF’s disclosures or other information or technical data except for other purpose apart from the operation of the Beef Wholesale and Distribution Shop cum Processing Factory.

开发商应对承包方披露的信息及技术进行保密。只有当承包方的雇员在有必要知道的情况下，承包方才有权披露这些信息及技术。开发商不得把承包方披露的信息及技术应用于牛肉批发及分销中心暨加工厂经营以外的目的。

The Developer agrees that all installation and fitting out works for the Beef Wholesale and Distribution Shop cum Processing Factory must be completed by Installation Contractors approved by SIAF, all plants and equipment for the building of the Beef Wholesale and Distribution Shop cum Processing Factory must be supplied by the suppliers and/or manufacturers approved by SIAF, and on completion of Beef Wholesale and Distribution Shop cum Processing Factory, SIAF shall inspect and approve the commissioning of the completed Beef Wholesale and Distribution Shop cum Processing Factory.

开发商同意，牛肉批发及分销中心暨加工厂的安装及装配工作全部由承包方同意的安装承包人完成。所有牛肉批发及分销中心暨加工厂的建造设备全部由承包方同意的供应商或生产商供应。当牛肉批发及分销中心暨加工厂完成时，由承包方检查及同意其启动过程。

6.4

Warranty Period

保修期

(Warranty Period of all Plants and equipment, parts and components and building materials shall be in accordance with the Warranty Periods and Conditions as given by their manufacturers or suppliers with the exception of the items that shall be manufactured directly by the Contractor or its subsidiaries, in which case, their warranty period shall be for a period of 12 months.)

所有设备，零配件及建筑材料的保修期与制造商或供应商提供的保质期限和条件相一致。由承包方或其子公司直接生产的除外，此种情况下保修期是12个月。

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“Information List 2”

明细表二

Stage 阶段	Description of work 工作叙述	Estimated schedule 预期时间表		Estimated Development charges 发展费用估计
1		Starting 开始	Completion 完成	Quantity 数量	US$ / unit 美元/单位	RMB/ unit 人民币/单位	USD 美元总计

		15 August 2012 2012年8月15日	15 July 2013 2013年7月15日

*	Engineering designs and drawings on lay-out plan 工程设计及规划图	15 August 2012 2012年8月15日	30 September 2012 2012年9月30日	300 Hours 小时	250		75,000
*	Engineering designs on all electrical works 电气工程设计	August 2012 2012年8月	30 September 2012 2012年9月30日	100 Hours 小时	250		25,000
*	Engineering designs on the processing factory 加工厂工程设计	August 2012 2012年8月	30 September 2012 2012年9月30日	500 Hours 小时	250		125,000
*	Engineering and designs and drawings on all wholesale shop for frozen beef 批发店的工程设计和绘画图	August 2012 2012年8月	30 September 2012 2012年9月30日	200 Hours 小时	250		50,000
*	Engineering and designs and drawings on all display facilities 展示设备的工程设计和绘画图	August 2012 2012年8月	30 September 2012 2012年9月30日	800 Hours 小时	250		200,000
*	Engineering and designs on the Kitchen, dining rooms and reception area etc 厨房和饭厅，及接待处工程设计和绘画图	15 August 2012 2012年8月15日	30 September 2012 2012年9月30日	800 Hours 小时	250		200,000
*	Engineering and designs and drawings of all cold refrigeration 制冷机组工程设计和绘画图	15 August 2012 2012年8月15日	30 September 2012 2012年9月30日	300 Hours 小时	250		75,000

*	Engineering and designs and drawings on office, staff quarters and dry storage 办公室、员工宿舍与干存储室工程设计和绘画图	15 August 2012 2012年8月15日	30 September 2012 2012年9月30日	360 Hours 小时	250		90,000

1 and 和 2	Supply and fit out of all plants and equipment 供应与装配设备	15 August 2012 2012年8月15日	15 July 2013 2013年7月31日	Approximately 大约		2,750,000	436,508

*	Construction, renovation and fit out of: 建设、翻新及装配	15 August 2012 2012年8月15日	15 July 2013 2013年7月31日

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1	All refrigerating Rooms 制冷室	August 2012 2012年8月	15 July 2013 2013年7月31日	400m³		4800/m³	304.762
1	The Frozen beef shop 冷冻牛肉店	August 2012 2012年8月	15 July 2013 2013年7月31日	50m²		4000/m²	31,746
1	The Processing factory 加工厂	August 2012 2012年8月	15 July 2013 2013年7月31日	120m²		5000/m²	95,238
2	The retailing and wholesaling shops 零售及批发店	August 2012 2012年8月	15 July 2013 2013年7月31日	60m²		3000/m²	28,571
3	The administration office (2nd floor) 办公室 （三楼）	August. 2012 2012年8月	15 July 2013 2013年7月31日	100m²		4000/m²	63,492
3	The staff quarter (2nd floor) 员工宿舍（三楼）	August. 2012 2012年8月	15 July 2013 2013年7月31日	50m²		3000/m²	23,810
3	The Dry Storage (2nd floor) 干存储室（三楼）	August. 2012 2012年8月	15 July 2013 2013年7月31日	100m²		3000/m²	47,619
4	The Kitchen and dining rooms and reception area (2nd floor) 厨房和用餐室和接待处（3楼）	August 2012 2012年8月	15 July 2013 2013年7月31日	600m²		5000/m²	476,190
	Related furniture, lighting and interior designed fittings 相关的家具，灯具和室内设计的配件	August 2012 2012年8月	15 July 2013 2013年7月31日	600m²		2000/m²	190,476
5	The logistic out-fits 物流设施	August 2012 2012年8月	15 July 2013 2013年7月31日	Provisional 暂定		1,500,000	238,095
*	Supervising and installations 监督设备安装	August 2012 2012年8月	15 July 2013 2013年7月31日	1800 Hours 小时	150		270,000
*	Miscellaneous and out of pockets 杂项和其他杂费	August 2012 2012年8月	15 July 2013 2013年7月31日	5% overall 总体			155,302
*	Unforeseen and contingent 不可预见的事项	August 2012 2012年8月	15 July 2013 2013年7月31日	10% overall 总体			310,603
*	Management fees 管理费	August 2012 2012年8月	15 July 2013 2013年7月31日	12 months 月		100,000 /month月	190,476
*	Exchange Rate 汇率: US$1=RMB6.3

	Total for the Development 总开发费用						3,702,889

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The Parties hereby agree and accept the terms and conditions specified hereof and execute this agreement with mutual consent:

双方同意并接受上述合同条款，同意执行协议，签字盖章：

THE COMMON SEAL of

SINO AGRO FOOD, INC.

was hereunto affixed in the presence of

承包方印章

代表签名：

(Solomon Lee)

Date: 15th August, 2012

日期：2012年8月15日

SIGNED BY: GUANGZHOU YILI NAWEI TRADING CO. LTD.,

represented by Mr. Zhou Jianfeng

开发商印章

法定代表人：周建峰签名：

Date: 15th August, 2012

日期：2012年8月15日

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